UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2005

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2005, Green Mountain Coffee Roasters, Inc. (the "Company") and Bank of America, N.A., for itself, as a Lender, and as Agent for other Lenders entered into an Amendment to the Second Amended and Restated Credit Agreement and Loan Documents (the "Amendment") with respect to their Second Amended and Restated Credit Agreement dated as of June 30, 2004. Among other things, the Amendment replaces the Fixed Charge Coverage Ratio with a Debt Service Coverage Ratio and amends the definition of EBITDA by expressly including in non-cash charges added back into the Company's consolidated net income charges for stock options, restricted stock, or other stock-based awards which have been expensed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:    /s/ Frances G. Rathke
        Frances G. Rathke
        Chief Financial Officer

Date: September 15, 2005